CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information of AlphaCentric/IMFC Managed Futures Strategy Fund.

Hunt Valley, Maryland July 26, 2016